SECOND AMENDED AND RESTATED BY-LAWS

OF

GIBRALTAR INDUSTRIES, INC. (the “Corporation”)

Effective as of December 7, 2022

ARTICLE 1

Offices
Section a.Registered Office. The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”). The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.
Section b.Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE 2

Meetings of Stockholders
Section a.Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of other business as shall properly come before the meeting in accordance with these By-Laws shall be held at such date, time and place, if any, within or without the State of Delaware as shall be determined by the Board of Directors, the Chair of the Board of Directors or the President and stated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that a meeting will not be held at any place, but may instead be held solely by means of remote communication, or that a meeting will be held both at a place and by means of remote communication.

Section b.Special Meetings. Special meetings of stockholders may be requested or called at any time for any purpose by the Board of Directors, the Chair of the Board of Directors, or the President. Subject to the following provisions of this Section 2 and Section 11 of this Article II, special meetings of the stockholders shall be called by the Board of Directors, the Chair of the Board of Directors, the President or the Secretary upon written request of stockholders holding in the aggregate twenty-five percent (25%) or more of the total voting power of the outstanding shares of capital stock of the Corporation, unless (i) such request is received by the Board of Directors within the ninety (90) day period immediately preceding an annual meeting or a previously scheduled special meeting of the Corporation’s stockholders; or (ii) the proposed business of the special meeting which has been requested is to vote on any matter or matters previously proposed or voted on by the stockholders of the Corporation at an annual or special meeting of the stockholders (or substantially similar matter or matters) and the request to hold the special meeting is received by the Board of Directors within ninety (90) days of such annual or special meeting (and for purposes of this clause, the election of directors shall be deemed a substantially similar matter with respect to all items of business involving the election or removal of directors); (iii) the stockholder or stockholders requesting the special meeting do not comply with these By-Laws, including if the notice requesting the meeting does not include the information required by, or the special meeting request does not otherwise comply with, Section 11 of this Article II; or (iv) the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). Any such request by stockholders shall (i) be delivered to or mailed and received at the principal executive offices of the Corporation by the

Board of Directors, (ii) be signed by each stockholder (or its duly authorized representative) requesting such special meeting, and (iii) set forth the information required in Section 11 of this Article II. Notwithstanding anything in the foregoing to the contrary, the Board of Directors, the Chair of the Board of Directors, the President and the Secretary shall not be obligated to call a special meeting at the request of the stockholders if the proposed business described in the notice is or could be omitted from such notice or the proxy material for a special meeting or is not a proper subject for stockholder action pursuant to state law or to any rule or regulation of the Securities and Exchange Commission or can be excluded from consideration at the special meeting pursuant to these By-Laws.
The date, time and place, if any, or means of remote communication as the Board of Directors in its sole discretion may determine, of a special meeting of the stockholders called at the request of the stockholders shall be set by the Board of Directors and shall not take place more than one hundred twenty (120) days from the date the request is received, provided such request otherwise satisfies the provisions of these By-Laws, including this Section 2 and Section 11 of this Article II. A stockholder may withdraw a request for a special meeting at any time by delivering to the Board of Directors a written notice indicating such stockholder’s intent to withdraw such stockholder’s request for a special meeting of the stockholders. If, following such a withdrawal by a stockholder of such stockholder’s request, the total number of shares of capital stock held by stockholders who have requested a special meeting and have not withdrawn such request is less than twenty-five percent (25%) of the total voting power of the outstanding shares of capital stock of the Corporation, the Board of Directors, in its discretion, may cancel such meeting.

Business transacted at a special meeting requested by stockholders shall be limited to the purpose(s) stated in the request for such meeting, provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted at any special meeting requested by stockholders.
Section c.Place of Meetings. The Board of Directors may designate a place, if any, either within or without the State of Delaware, as the place of meeting for any annual or special meeting of stockholders. The Board of Directors may, in its sole discretion, determine that a meeting will not be held at any place, but may instead be held solely by means of remote communication, or that a meeting will be held both at a place and by means of remote communication.
Section d.Notice. Whenever stockholders are required or permitted to take action at a meeting, notice stating the place, if any, date, time, means of remote communication, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting and to each director not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices may be delivered, either personally or by mail, by or at the direction of the Board of Directors, the President or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at such stockholder’s address as the same appears on the records of the Corporation. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in accordance with applicable law. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. The Board of Directors may postpone, reschedule or cancel any meeting of stockholders, provided that, if the meeting is a special meeting which has been called at the request of the stockholders and has not been cancelled in accordance with Section 2 of this Article II, above, the Board of Directors shall not have the authority to cancel such meeting.
Section e.Stockholders List. The Corporation shall prepare, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days ending on the day before the meeting date, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to the stockholders entitled to examine the list of stockholders required by this Section 5 or to vote in person or by proxy at any meeting of stockholders.
Section f.Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders or their proxies.

Section g.Adjourned Meetings. The stockholders entitled to vote who are present in person or represented by proxy at any meeting of stockholders, whether or not a quorum shall be present at the meeting, shall have power by a majority of the votes cast to adjourn the meeting from time to time. The person designated as chair of any meeting of stockholders, whether or not a quorum shall be present at the meeting, shall have the power, right and authority to convene and (for any reason or for no reason) to recess or adjourn the meeting of stockholders from time to time. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, of such adjourned meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by applicable law. At any adjourned meeting held without notice at which a quorum shall be present, any business may be transacted that might have been transacted on the original date of the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.
Section h.Vote Required. Except with respect to the election of directors, which is governed by Section 2 of Article III, when a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which, by express provisions of an applicable law, the Certificate of Incorporation, these By-Laws or the rules and regulations of any stock exchange applicable to the Corporation, a different or minimum vote is required, in which case such express provision shall govern and control the decision of such question. When a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.
Section i.Voting Rights. Except as otherwise provided by law or by the Certificate of Incorporation and subject to Section 3 of Article V hereof, every stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of common stock held by such stockholder.
Section j.Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law, including Rule 14a-19 promulgated under the Exchange Act.
Section k.Proposed Business. Except as may otherwise be required by applicable law or regulation or be expressly authorized by the Board of Directors, a stockholder may make a nomination or nominations for director of the Corporation at an annual meeting of stockholders or at a special meeting of stockholders called for the purpose of electing directors or may bring up any other matter for consideration and action by the stockholders at a meeting of stockholders only if the provisions of this Section 11 shall have been satisfied. Nominations of persons for election to the Board of Directors (each, a “Proposed Nominee”) and the proposal of other business to be considered by the stockholders can be made at an annual or special meeting of stockholders only (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Corporation who meets the requirements of paragraph (a) below; provided that stockholder Proposed Nominees may only be proposed at a special meeting of stockholders if the special meeting is one at which directors are to be elected pursuant to the Corporation’s notice of meeting. Clause (B) of the immediately preceding sentence is the exclusive means for a stockholder to make nominations or submit other business for action at any annual or special meeting of stockholders, other than matters properly brought before the meeting pursuant to notice given under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting. Only such business will be conducted at a special meeting of stockholders as is brought before the meeting pursuant to the Corporation’s notice of meeting. If such provisions shall not have been satisfied, any nomination sought to be made or other business sought to be presented by a stockholder for consideration and action by the stockholders at the meeting shall be deemed not properly brought before the meeting, is and shall be ruled by the chair of the meeting to be out of order, and shall not be presented or acted upon at the meeting (even if proxies in respect of voting on such nomination or other matters have been received by the Corporation). Without qualification or limitation of any other requirement, for any nominations or any other business to be properly brought before a stockholder meeting by a stockholder pursuant to clause (B) above, any such proposed business must constitute a proper matter for stockholder action.
(i)The stockholder proposing such nomination or nominations for director or other matter for any meeting of the stockholders (the “Noticing Party”) must (i) be a stockholder of record of the Corporation at the time the notice required by paragraph (b) of this Section 11 is delivered to the Secretary of the Corporation, at the record date for the meeting and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) comply with the notice procedures and other applicable requirements set forth in this Section 11 as to such business or nomination.

(ii)For a nomination to be made or other business to be presented by a stockholder, such stockholder must have given timely notice thereof to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) for an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty (120 days) prior to the anniversary date of the immediately preceding annual meeting of the Corporation’s stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the annual meeting was mailed to the Corporation’s stockholders or public announcement of the date of the annual meeting was made, whichever first occurs and (ii) for a special meeting of stockholders, not less than ninety (90) days, nor more than one hundred twenty (120) days prior to such special meeting; provided, however, that if the notice of the special meeting was mailed to the Corporation’s stockholders and public disclosure of the date of such special meeting were both less than one hundred (100) days prior to the date of such special meeting, the close of business on the tenth (10th) day following the day on which notice of the special meeting was mailed to the Corporation’s stockholders or public disclosure of the date of the special meeting was made, whichever first occurs. In no event will the adjournment, recess, judicial stay, rescheduling or postponement of a meeting of the stockholders, or the announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at a meeting of the stockholders shall not exceed the number of directors to be elected at such meeting. If the Corporation shall subsequently increase the number of directors subject to election at the applicable meeting, such notice as to any additional nominees shall be due on the later of (x) the conclusion of the time period provided for in this subsection (b) above or (y) the tenth (10th) day following the date of public announcement of such increase. The notice delivered pursuant to this Section 11 must set forth:
(1)As to the Noticing Party and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(a)the name and address of such stockholder and beneficial owner (in the case of the stockholder, as they appear on the books of the Corporation);
(b)the class or series and number of shares of capital stock or other securities of the Corporation that are, directly or indirectly, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act, except that beneficially owned shall include any shares of stock or other securities of the Corporation as to which a person has a right to acquire beneficial ownership at any time in the future) or owned of record by the stockholder or the beneficial owner;
(c)any “Disclosable Interests” (as defined in Section 12(e)(ii) of this Article II), as if the Noticing Party and any such beneficial owner were a Soliciting Person, and any option or right with a settlement payment or mechanism at a price related to any class or series of shares, or other securities, of the Corporation or any subsidiary of the Corporation with a value derived in whole or in part from the value of any class or series of shares, or other securities, of the Corporation or any subsidiary of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares, or other securities, of the Corporation or any subsidiary of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares, or other securities, of the Corporation or any subsidiary of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares, or other securities, of the Corporation, or any subsidiary of the Corporation, whether or not such instrument, contract or right will be subject to settlement in the underlying class or series of shares, or other securities, of the Corporation or any subsidiary of the Corporation, through the delivery of cash or other property, or otherwise

(a “Derivative Instrument”), directly or indirectly owned beneficially by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;
(d)any proxy, contract, arrangement, understanding, or relationship pursuant to which such person has a right to vote any shares of any security of the Corporation;
(e)any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares, or other securities, of the Corporation or any subsidiary of the Corporation;
(f)any rights to dividends or other distributions on the shares of the capital stock of the Corporation owned by such person that are separated or separable from the underlying shares of the Corporation;
(g)any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such a general or limited partnership or in which any members of such stockholder’s immediate family have an interest;
(h)any performance-related fees (other than an asset-based fee) that such person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice;
(i)a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such person, any of its respective affiliates or associates, and any others acting in concert with any of the foregoing;
(j)a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(k)a representation from the Noticing Party as to whether such Noticing Party or any Stockholder Associated Person (as defined herein) intends or is part of a group that intends (I) to deliver a proxy statement and/or form of proxy to at least the number of holders of the Corporation’s voting shares reasonably believed by such Noticing Party to be sufficient to approve or adopt the business to be proposed or elect the Proposed Nominees, as applicable, and, if required by Rule 14a-19 under the Exchange Act, to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, (II) to engage in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation, or (III) otherwise to solicit proxies from stockholders in support of such proposal or nomination;
(l)any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and
(m)any material interest of the stockholder in the proposed business described in the notice;
(2)As to each Proposed Nominee, if any, whom the Noticing Party proposes to nominate for election as a director:
(a)each nomination sought to be made, together with the reasons for each nomination;
(b)a description of the qualifications and business or professional experience of each proposed nominee; and
(c)and a statement signed by each nominee indicating such nominee’s willingness and consent to being named as a nominee in a proxy statement and proxy card relating to such meeting of stockholders, and to serve as a director for the full term for which such person is standing for election, if elected, and to comply with all of the Corporation’s publicly-available policies and guidelines applicable to directors, and disclosing the information about such nominee that is required by the Exchange Act to be disclosed in the proxy materials for the meeting involved if such nominee were a nominee of the Corporation for election as one of its directors;

(3)As to any such business other than a nomination for director:
(a)a reasonably brief description of the business desired to be brought before the meeting;
(b)the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment);
(c)the reasons why it is sought to be raised and submitted for a vote of the stockholders and if and why it is deemed by the stockholder to be beneficial to the Corporation;
(d)any material interest in such business of such Noticing Party or beneficial owner, if any, on whose behalf such proposal is made and a description of all agreements, arrangements and understandings between such Noticing Party and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and
(4)if so requested by the Corporation, all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in solicitation subject to Section 14 of the Exchange Act.
(5)The Corporation may require any Noticing Party, beneficial owner or Proposed Nominee to furnish such other information as it may reasonably require to determine the eligibility of such Proposed Nominee to serve as an independent director of the Corporation under the listing standards of the principal U.S. exchange upon which the Corporation’s capital stock is listed, any applicable rules of the Securities and Exchange Commission and publicly disclosed standards, if any, used by the Board of Directors in determining the independence of the Corporation’s directors or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee in relation to such Noticing Party or beneficial owner. Without limitation on any obligation of any such Noticing Party, beneficial owner or Proposed Nominee to update material information, the information required by this subsection (b) will be updated and supplemented by such Noticing Party, beneficial owner, if any, and Proposed Nominee, if any, not later than five (5) business days after the record date for determining the stockholders entitled to vote at the meeting to disclose such information as of that record date and ten (10) days before the meeting date so as to make the information provided pursuant to this Section 11 true and correct as of that record date and as of the date fifteen (15) days before the meeting date, with respect to the information provided ten (10) days before the meeting date. In addition, the Board of Directors may require any Proposed Nominee to submit to interviews with the Board of Directors or any committee thereof, and such Proposed Nominee will make themselves available for any such interviews within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof.
(iii)Notwithstanding satisfaction of the provisions of subsection (b) of this Section 11, the proposed business described in the notice may be deemed not to be properly brought before the meeting if, pursuant to state law or to any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board of Directors; provided that stockholder proposed nominees to the Board of Directors pursuant to these By-Laws and Rule 14a-19 under the Exchange Act (or its successor) are not subject to this provision (i.e., allowing the proposal to be deemed not to be properly brought before the meeting) solely because it could have been omitted from the notice of, and proxy material for, the meeting under Rule 14a-8 under the Exchange Act (or its successor) had it been offered as a stockholder proposal under that rule.

(iv)In the event such notice is timely given and the business described therein is not disqualified because of subsection (c) or other provisions of this Section 11, such business (i) may nevertheless not be presented or acted upon at the applicable meeting of stockholders unless in all other respects it is properly before such meeting; and (ii) may not be presented except by the stockholder who shall have given the notice required by subsection (b) of this Section 11 or a representative of such stockholder who is qualified under the law of the State of Delaware to present the proposal on the stockholder’s behalf at the meeting.
(v)With respect to nominees for election as a director by stockholders or other business proposed by stockholders to be considered at a meeting, only such persons who are nominated in accordance with the procedures set forth in this Section 11 will be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such other business will be conducted at a meeting of stockholders as is brought before the meeting in accordance with the procedures set forth in this Section 11. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws, the person presiding at the meeting of stockholders will have the power (A) to determine whether a nomination or any other business proposed to be brought before the meeting by or on behalf of a stockholder was properly brought before the meeting, relates to an item of business that is a proper subject for stockholder action under applicable law and was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 and applicable law including federal securities laws and whether the Noticing Party or beneficial owner, if any, otherwise complied with this Section 11 (including whether the Noticing Party or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by subsection (b)(i)(11) of this Section 11) and (B) if any proposed nomination or other business was not made or proposed in compliance with this Section 11 and applicable law including federal securities laws, or relates to an item of business that is not a proper subject for stockholder action under applicable law, or if the Noticing Party or beneficial owner, if any, failed to comply with this Section 11, to declare that such proposed nomination or other business is not properly brought before such meeting, that no action will be taken on such nomination or other proposal, that the Corporation will disregard any proxies or votes solicited for such nomination or other business and that such nomination will be disregarded or that such proposed other business will not be considered or transacted (notwithstanding that proxies solicited in respect of such proposed nomination or other proposal may have been received by the Corporation). Notwithstanding the provisions of this Section 11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination will be disregarded and such proposed other business will not be considered or transacted and the Corporation shall disregard any proxies or votes solicited for such Proposed Nominee (notwithstanding that proxies in respect of such proposed nomination or other proposal may have been received by the Corporation). For purposes of this Section 11, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(vi)For purposes of these By-Laws, “public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(vii)Notwithstanding the provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state and federal law, including the Exchange Act and the rules and regulations thereunder, the Certificate of Incorporation and these By-Laws with respect to any nomination, proposal or other matter set forth in this Section 11. Notwithstanding the provisions of subsection (b) of this Section 11, unless otherwise required by law, (A) no stockholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner. Nothing in this Section 11 will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(viii)If (A) any Noticing Party or any Stockholder Associated Person (as defined in subparagraph (i) below) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (B) such Noticing Party or Stockholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Stockholder Associated Person no longer intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19 under the Exchange Act or any other rule or regulation thereunder (such Noticing Party or Stockholder Associated Person shall promptly notify the Corporation of such failure), including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Party or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act pursuant to the following sentence, then the Corporation shall disregard any proxies or votes solicited for such Proposed Nominee, the nomination of such Proposed Nominee will be disregarded and no vote on the election of such Proposed Nominee will occur (notwithstanding that proxies in respect of such Proposed Nominee may have been received by the Corporation). If any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19 under the Exchange Act, such Noticing Party will deliver to the Secretary, no later than seven (7) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(ix)For purposes of these By-Laws, “Stockholder Associated Person” means, with respect to a Noticing Party and, if different from such Noticing Party, any beneficial owner of common shares of the Corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed, (I) any person directly or indirectly controlling, controlled by, under common control with such Noticing Party or such beneficial owner, (II) any member of the immediate family of such Noticing Party or such beneficial owner sharing the same household, (III) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision)) with, or is otherwise known by such Noticing Party, such beneficial owner or other Stockholder Associated Person to be acting in concert with, such Noticing Party, such beneficial owner or any other Stockholder Associated Person with respect to the stock of the Corporation (or the voting thereof), (IV) any affiliate or associate of such Noticing Party, such beneficial owner or any other Stockholder Associated Person, (V) if such Noticing Party or such beneficial owner is not a natural person, any persons associated with such Noticing Party (or such beneficial owner) responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting, (VI) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party, such beneficial owner or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable, (VII) any beneficial owner of common shares of the Corporation owned of record by such Noticing Party or any other Stockholder Associated Person (other than a stockholder that is a depositary) and (VIII) any Proposed Nominee.
Section l.Action by Written Consent. (a) Subject to the provisions of this Section 12, any action required or permitted under applicable law to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock outstanding and entitled to vote thereon were present and voted.
(i)In order to be effective the action must be evidenced by one (1) or more written consents describing the action taken, dated and signed by stockholders having, in the aggregate, the requisite number of shares of stock and that would be necessary to authorize or take such action at a meeting at which all shares of stock outstanding and entitled to vote thereon were present and voted. Such one (1) or more written consents must be delivered to the Secretary of the Corporation at the principal executive office of the Corporation. Delivery may be made by hand or by certified or registered mail, return receipt requested. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated valid consent delivered in the manner required by this Section 12, written consents signed by the number of holders required to take the action are delivered to the Secretary of the Corporation by delivery to the Secretary of the Corporation at its principal executive office. Only stockholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.
(ii)Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation shall be effective unless in writing and delivered to the Secretary of the Corporation at the Corporation’s principal executive office.
(iii)Without qualification, any stockholder of record seeking to have the stockholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to take such action, which request shall be in proper form and delivered to the Secretary of the Corporation at its principal executive office. No action by consent shall be effective to take corporate action referred to therein if such request is received by the Board of Directors within sixty (60) days of an annual meeting or a previously scheduled special meeting of the Corporation’s stockholders. No action by consent shall be effective unless the stockholder of record seeking to have the stockholders authorize or take action by written consent has subsequently solicited consents with respect to such proposed action and record date from all holders of outstanding common stock as of the record date for such consents. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 12 from any such stockholder, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to take such action, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10) day period after the date on which such a request is received,
(1)the record date for determining stockholders entitled to consent to such action, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary of the Corporation in the manner described in this Section 12, and
(2)the record date for determining stockholders entitled to consent to such action, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
(iv)To be in proper form for purposes of this Section 12, a request by a stockholder for the Board of Directors to fix a record date shall set forth:
(1)As to each Soliciting Person (as defined below), the Stockholder Information, which shall mean: (A) the name and address of such Soliciting Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the number of shares of capital stock or other securities of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Soliciting Persons, except that such Soliciting Person shall in all events be deemed to beneficially own any shares of capital stock or other securities of the Corporation as to which such Soliciting Person has a right to acquire beneficial ownership at any time in the future.
(2)As to each Soliciting Person, any Disclosable Interests, which shall mean (A) any option, warrant, convertible security, stock appreciation right, derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Soliciting Person, the purpose or effect of which is to give such Soliciting Person economic risk similar to ownership of shares of stock of the Corporation, including due to the fact that the value of such option, warrant, convertible security, stock appreciation right, derivative, swap, or other transactions are determined by reference to the price, value or volatility of any shares of stock of the Corporation, or which option, warrant, convertible security, stock appreciation right, derivative swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of stock of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the option, warrant, convertible security, stock appreciation right, derivative, swap, or other transactions convey any voting rights in such shares of stock to such Soliciting Person, (y) the option, warrant, convertible security, stock appreciation right, derivative, swap or other transactions are required to be, or are capable of being settled through delivery of such shares of stock or (z) such Soliciting Person may have entered into other transactions that hedge or mitigate the economic effect of such option, warrant, convertible security, stock appreciation right, derivative, swap or other transaction; (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Soliciting Person has or shares a right to vote any shares of stock of the Corporation; (C) any agreement, arrangement, understanding or relationship, including repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Soliciting Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of stock of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Soliciting Person with respect to the shares of stock of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price value of the shares of stock of the Corporation (“Short Interests”); (D) any rights to dividends on the shares of stock of the Corporation owned beneficially by such Soliciting Person that are separated or separable from the underlying shares of stock of the Corporation; (E) any performance related fees (other than an asset based fee) that such Soliciting Person is entitled to based on any increase or decrease in the price or value of shares of stock of the Corporation, or any Synthetic Equity Interests or Short Interests, if any; (F) if such Soliciting Person is not a natural person, the identity of the natural person or persons associated with such Soliciting Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Soliciting Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of stock of the Corporation and that reasonably could have influenced the decision of such Soliciting Person to propose such business to be brought before the meeting, and (y) if such Soliciting Person is a natural person, the qualification and background of such natural person and any material interests or relationships of such natural person that are not shared generally by another record or beneficial holder of the shares of stock of the Corporation and that reasonably could have influenced the decision of such Soliciting Person to propose such business to be brought before the meeting; (G) any significant equity interests or any Synthetic Equity Interests or Short Interests in any particular competitor of the Corporation held by such Soliciting Persons; (H) any direct or indirect interest of such Soliciting Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (I) any pending or threatened litigation in which such Soliciting Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (J) any material transaction occurring during the prior twelve (12) months between such Soliciting Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand; (K) a summary of any material discussions regarding the business proposed to be brought before the meeting (x)

between or among any of the Soliciting Persons or (y) between or among any Proposed Nominee and any other record or beneficial holder of the shares of stock of the Corporation (including their names); and (L) any other information relating to such Soliciting Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Soliciting Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act, including without limitation any of the aforementioned Disclosable Interests held by members of such Soliciting Person’s immediate family sharing the same household; provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Soliciting Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-Laws on behalf of the beneficial owner and any other information required by Section 11(b) of this Article II as if the Soliciting Person were the Noticing Party or a related beneficial owner; and
(3)As to the action or actions proposed to be taken by written consent: (A) a reasonably brief description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each Soliciting Person; and (B) the text of the resolutions or consent proposed to be acted upon by written consent of the stockholders.
The term “Soliciting Person” shall mean: (i) the stockholder making a request for the Board of Directors to fix a record date and proposing the action or actions to be taken by written consent; (ii) the beneficial owner or beneficial owners, if different from the stockholder, on whose behalf such request is made; and (iii) any affiliate or associate of such stockholder or beneficial owner.

(v)In connection with an action or actions proposed to be taken by written consent in accordance with this Section 12, the stockholder or stockholders seeking such action or actions shall further update and supplement the information previously provided to the Secretary of the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 12 shall be true and correct as of the record date for determining the stockholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation).
(vi)Notwithstanding anything in these By-Laws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 12. If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent (i) was not properly made in accordance with this Section 12, (ii) relates to an item of business that is not a proper subject for stockholder action under applicable law, or (iii) the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 12, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 12 with respect to stockholders seeking to take action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.
(vii)Within ten (10) days after obtaining authorization by written consent, notice must be given to those stockholders who are not entitled to vote on the action and to those stockholders who have not consented in writing to the action authorized by written consent, even though such stockholders shall have been solicited to approve the action proposed to be taken by written consent as required by Section 12(d) of this Article II. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters’ rights are provided under applicable law, the notice shall contain a clear statement of the right of stockholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the General Corporation Law of the State of Delaware regarding the rights of dissenting stockholders.
(viii) A consent signed under this Section 12 has the effect of a meeting vote and may be described as such in any document.
(ix)Whenever action is taken pursuant to this Section 12, the written consent of the stockholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of stockholders.
ARTICLE 3

Directors
Section a.General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
Section b.Number, Election and Term of Office. The number of directors shall be established as provided in the Certificate of Incorporation. Except as provided in Section 4 of this Article III, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting of stockholders for the election of directors at which a quorum is present, provided that if the Secretary determines that the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 2, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a director does not receive a majority of the votes cast, the director shall tender such director’s resignation to the Board of Directors (conditioned upon acceptance of such resignation by the Board of Directors). The Nominating, Governance and Corporate Social Responsibility Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the such committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. The director who tenders a resignation will not participate in the decision of the Board of Directors. Directors shall hold office until the annual meeting at which their terms expire and until their successors shall be duly elected and qualified, or until their earlier death resignation or removal. Directors need not be stockholders. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these By-Laws.
Section c.Removal and Resignation. Any director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one (1) or more directors by the provisions of the Certificate of Incorporation, the provisions of this Section 3 shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation.
Section d.Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until such director’s earlier death, resignation or removal as herein provided. If the Board of Directors is divided into classes, any directors chosen under this Section 4 shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and qualified.
Section e.Meetings and Notice. Regular meetings of the Board of Directors may be held without notice at such time and at such place, if any, as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by or at the request of the Chair of the Board of Directors, the President or a majority of the directors on at least twenty four (24) hours’ notice to each director, either personally, by telephone, by mail, by facsimile, by email, or by other means of electronic transmission.
Section f.Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section g.Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation, which to the extent provided in such resolution or these By-Laws shall have and may exercise the powers of the Board of Directors in the management and affairs of the Corporation except as otherwise limited by law. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
Section h.Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 7 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.
Section i.Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such Board of Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 9 shall constitute presence in person at the meeting.
Section j.Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless such director’s dissent shall be entered in the minutes of the meeting or unless such director’s written dissent to such action shall be filed with the person acting as the Secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.
Section k.Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.
Section l.Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each such meeting or a stated salary for serving as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees of the Board of Directors may be paid like compensation for attending committee meetings.
ARTICLE 4

Officers
Section a.Officers; Term of Office. The Board of Directors shall annually, at the first meeting of the Board of Directors after the annual meeting of stockholders, elect a President, one (1) or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may from time to time, at its discretion, also appoint from its members a Chair of the Board of Directors (who may but does not have to be designated by the Board of Directors as an officer of the Corporation and, absent such designation, shall not be an officer). The Board of Directors or the President may from time to time elect or appoint such additional officers as the Board of Directors or President may determine.
The Chair of the Board of Directors, the President, each Vice President, the Secretary and the Treasurer shall each, unless otherwise determined by the Board of Directors, hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such person’s successor has been elected and qualified or until such person’s earlier death, disqualification, resignation or removal. Each additional officer appointed or elected by the

Board of Directors shall hold office for such term as shall be determined from time to time by the Board of Directors and until such person’s successor has been elected or appointed and qualified or until such person’s earlier death, disqualification, resignation or removal. The election of an officer shall not of itself create any contract rights.
Section b.Removal. Any officer or agent elected or appointed by the Board of Directors or by the President may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or agent elected or appointed by the President may be removed by the President whenever in the President’s judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section c.Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors then in office.
Section d.Compensation. Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his also being a director of the Corporation.
Section e.The Chair of the Board of Directors. The Chair of the Board of Directors, if any and if present and acting, shall preside at all meetings of the Board of Directors and at all meetings of the stockholders of the Corporation and shall have such other powers and duties as provided in these By-Laws and as the Board of Directors may from time to time prescribe. Notwithstanding the foregoing sentences, the Chair of the Board of Directors may designate the President of the Corporation, if present and acting, or in such President’s absence, the Secretary, if present and acting, as the chair of any meeting of stockholders. The roles of Chair of the Board of Directors, if any, may or may not be held by an individual who is also an officer of the Corporation, as determined by the Board of Directors.
Section f.The President and Chief Executive Officer. The President shall be the Chief Executive Officer of the Corporation and, in such capacity, shall, subject to the powers of the Board of Directors and such powers as may be given by the Board of Directors (including pursuant to these By-Laws) to the Chair of the Board of Directors, if any, have general authority for strategic initiatives involving the business, affairs and property of the Corporation. In the absence of, or if delegated such power from, the Chair of the Board of Directors, the President and Chief Executive Officer shall preside at all meetings of the Board of Directors and all meetings of the stockholders of the Corporation at which such President and Chief Executive Officer is present and acting. Subject to the powers of the Board of Directors, the President and Chief Executive Officer shall be responsible for all operational aspects of the business, affairs and property of the Corporation, shall have control over its officers, agents and employees and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President and Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President and Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these By-Laws.
Section g.Vice Presidents. The Vice President, or if there shall be more than one (1), the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the Chair of the Board of Directors, the President, act with all of the powers and be subject to all the restrictions of the Chair of the Board of Directors and the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors, the President or these By-Laws may from time to time prescribe.
Section h.The Secretary and the Assistant Secretaries. The Secretary or such secretary’s designee shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chair of the Board of Directors and the President’s supervision, the Secretary shall give, or cause to be given, all notices required to be given by these By-Laws or by law; shall have such powers and perform such duties as the Board of Directors, the President or these By-Laws may from time to time prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by such person’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such person’s signature. The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President or the Secretary may from time to time prescribe.
Section i.The Treasurer and the Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Chair of the Board of Directors and the President and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the President or these By-Laws may from time to time prescribe. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation. The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Board of Directors, the President or the Treasurer may, from time to time, prescribe.
Section j.Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-Laws, shall have such authority and perform such duties as may from time to time be prescribed by the Board of Directors or the President and Chief Executive Officer.

Section k.Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.
ARTICLE 5

Certificates of Stock
Section a.Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by any two (2) authorized officers of the Corporation (including the President, a Vice President, the Secretary or an Assistant Secretary), certifying the number of shares owned by such holder in the Corporation; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. Any or all such signatures may be facsimiles. In case any officer or officers, transfer agent or registrar who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers, transfer agent or registrar of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers, transfer agent or registrar of the Corporation. All certificates for shares, if any, shall be consecutively numbered or otherwise identified. If the shares are certificated, the name of the person to whom the shares represented by stock certificates are issued, with the number of shares and date of issue, shall be entered on the books administered by or on behalf of the Corporation. Shares of stock of the Corporation shall be transferrable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books administered by or on behalf of the Corporation only by the direction of the registered holder thereof or by such holder’s attorney duly authorized in writing, and, in the case of certificated shares, upon surrender to the Corporation or its transfer agent or other designated agent of the certificate or certificates for such shares, which shall be cancelled before a new certificate or uncertificated shares shall be issued. The Board of Directors may appoint, or authorize any officer or officers to appoint, one (1) or more transfer agents and one (1) or more registrars in connection with the transfer or new issuance of any class or series of securities of the Corporation.
Section b.Lost Certificates. The Board of Directors or the Secretary may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors or the Secretary may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section c.Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section d.Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action, subject to the provisions of Section 12 of Article II. If no record date is fixed, the record date for determining stockholders for and such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section e.Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock, if any, and a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner.
ARTICLE 6

General Provisions
Section a.Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in then absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.
Section b.Checks, Drafts or Orders. All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.
Section c.Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
Section d.Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section e.Corporate Seal. The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section f.Voting Securities Owned By the Corporation. Voting securities in any other Corporation held by the Corporation shall be voted by the President, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.
Section g.Section Headings. Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
Section h.Inconsistent Provisions. In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provisions of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE 7

Amendments
These By-Laws may be amended, altered or repealed and new By-Laws adopted at any meeting of the Board of Directors by a majority vote of the directors present at a meeting of the Board of Directors at which a quorum is present. The fact that the power to adopt, amend, alter or repeal the By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers. Any proposal by a stockholder to amend these By-Laws will be subject to the provisions of Article III of these By-Laws, except as otherwise required by law.
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